Exhibit (s)
Power of Attorney

I, Randall Lauer, of 770 Skokie Blvd. Northbrook, Illinois, hereby appoint Yoohyun K. Choi and Tyler Thorn as my recognized representatives and true and lawful attorneys-in-fact to sign any and all registration statements of HPS Corporate Lending Fund (the “Company”), and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file  the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

This is the only power granted by this Power of Attorney. This Power of Attorney applies to all future documents files with the SEC relating to my service a Trustee of the Company and any amendments thereto. This Power of Attorney is revocable by me at any time. Third parties receiving a duly executed copy, a copy uploaded in text or html format of facsimile of this Power of Attorney may rely upon this Power of Attorney.

Signature:	/s/ Randal Lauer

Name:	Randall Lauer

Title:	Trustee

Date:	8-16-2021

Power of Attorney

I, Robin Melvin, of 1432 North Astor Street, Chicago, Illinois, hereby appoint Yoohyun K. Choi and Tyler Thorn as my recognized representatives and true and lawful attorneys-in-fact to sign any and all registration statements of HPS Corporate Lending Fund (the “Company”), and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

This is the only power granted by this Power of Attorney. This Power of Attorney applies to all future documents filed with the SEC relating to my service a Trustee of the Company and any amendments thereto. This Power of Attorney is revocable by me at any time. Third parties receiving a duly executed copy, a copy uploaded in text or html format or facsimile of this Power of Attorney may rely upon this Power of Attorney.

Signature:	/s/ Robin Melvin

Name:	Robin Melvin

Title:	Trustee

Date:	8-12-21

Power of Attorney

I, Grishma Parekh, of 20 18th Street, Jericho, New York, hereby appoint Yoohyun K. Choi and Tyler Thorn as my recognized representatives and true and lawful attorneys-in-fact to sign any and all registration statements of HPS Corporate Lending Fund (the “Company”), and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

This is the only power granted by this Power of Attorney. This Power of Attorney applies to all future documents filed with the SEC relating to my service a Trustee of the Company and any amendments thereto. This Power of Attorney is revocable by me at any time. Third parties receiving a duly executed copy, a copy uploaded in text or html format or facsimile of this Power of Attorney may rely upon this Power of Attorney.

Signature:	/s/ Grishma Parekh

Name:	Grishma Parekh

Title:	Trustee

Date:	8/27/2021

Power of Attorney

I, Michael Patterson, of 153 Lower Church Hill Road, Washington, Connecticut, hereby appoint Yoohyun K. Choi and Tyler Thorn as my recognized representatives and true and lawful attorneys-in-fact to sign any and all registration statements of HPS Corporate Lending Fund (the “Company”), and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

This is the only power granted by this Power of Attorney. This Power of Attorney applies to all future documents filed with the SEC relating to my service a Trustee of the Company and any amendments thereto. This Power of Attorney is revocable by me at any time. Third parties receiving a duly executed copy, a copy uploaded in text or html format or facsimile of this Power of Attorney may rely upon this Power of Attorney.

Signature:	/s/ Michael Patterson

Name:	Michael Patterson

Title:	Trustee

Date:	8/13/21

Power of Attorney

I, Robert Van Dore, of 4125 Lighthouse Lane, Naples, Florida, hereby appoint Yoohyun K. Choi and Tyler Thorn as my recognized representatives and true and lawful attorneys-in-fact to sign any and all registration statements of HPS Corporate Lending Fund (the “Company’’), and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

This is the only power granted by this Power of Attorney. This Power of Attorney applies to all future documents filed with the SEC relating to my service a Trustee of the Company and any amendments thereto. This Power of Attorney is revocable by me at any time. Third parties receiving a duly executed copy, a copy uploaded in text or html format or facsimile of this Power of Attorney may rely upon this Power of Attorney.

Signature:	/s/ Robert Van Dore

Name:	Robert Van Dore

Title:	Trustee

Date:	8/24/21